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                                                                   EXHIBIT 10(o)
                                                                   -------------

               [Applied Industrial Technologies, Inc. Letterhead]



                                 March 30, 2000



Mr. James T. Hopper
31525 Schwartz Road
Westlake, Ohio 44145

                  Re:      Special Retention Award Program
                           --------------------------------

Dear Jim:

                  In recognition of your importance to Applied Industrial Technologies, Inc., the Executive Organization & Compensation Committee of our Board of Directors (the "Committee") approved the following special retention award program for you on January 20, 2000:

                  1. Subject to the conditions set forth below, within 10 days after January 20, 2005, Applied shall pay you a cash award equal to the greater of:

                           a. 15,000 multiplied by the difference between $16.00 and the average closing price of Applied's common stock on the New York Stock Exchange for the 20 trading days immediately prior to January 20, 2005, or
                           b.       $170,000.

                  2. The award shall only be made if you remain continuously employed by Applied, a subsidiary, or a successor business from January 20, 2000 until January 20, 2005. You will, however, still be entitled to the award if your employment is terminated without cause by Applied, a subsidiary, or a successor entity.

                  3. In the event (a) of a stock dividend or stock split, or (b) Applied's common stock is changed into or exchanged for a different number or kind of securities, or (c) of other changes or events relating to Applied's common stock that fundamentally change its value, then the share prices and/or kind of stock described in 1a, above, shall be equitably adjusted by the Committee.

                  4. This award program is not a guaranty or commitment by Applied of continued employment.


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                  5. This award program is provided pursuant to the 1997
Long-Term Performance Plan (the terms of which are controlling, including the protections it provides to award recipients in the event of a change of control of the company) and the Committee's policies adopted under the Plan. Enclosed is a copy of the Plan Information Statement dated February 9, 1998.

                  Jim, this award program is in special recognition of your accomplishments and importance to the organization's future.

                  Congratulations and thanks again for your hard work on Applied's behalf.

                                                Cordially,

                                                /s/ David L. Pugh

                                                David L. Pugh

Enclosure